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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
U.S. Foodservice:


We consent to the incorporation by reference in this registration statement on Form S-8 of U.S. Foodservice (formerly JP Foodservice, Inc.) of our report dated March 4, 1998, relating to the consolidated balance sheet of U.S. Foodservice and Subsidiaries as of June 28, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the Form 8-K/A of U.S. Foodservice dated March 9, 1998.


KPMG PEAT MARWICK LLP


Baltimore, Maryland
March 6, 1998